S&W Announces Preliminary First Quarter Fiscal 2025 Financial Results

Longmont, Colorado – November 19, 2024 – S&W Seed Company (Nasdaq: SANW) today announced preliminary financial results for the three months ended September 30, 2024.

Operational Highlights

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The Voluntary Administration, or VA, process is expected to conclude this month as it pertains to S&W Australia.
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Following the completion of the VA process, S&W is primarily focused on its core Americas based operations, led by its high margin Double Team sorghum solutions.
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S&W introduces new guidance for fiscal 2025 which includes adjusted EBITDA for the remaining three quarters of fiscal 2025 (period from October 1, 2024 to June 30, 2025) to be between approximately ($1.9) million and $0.1 million.

Financial Highlights

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Preliminary financial highlights for the first quarter are broken out between continuing operations and discontinued operations for the three months ended September 30, 2024 and 2023. Discontinued operations relate to S&W Australia and relates to activity from July 1, 2024 to July 24, 2024, the date S&W no longer retained control of S&W Australia for accounting purposes due to the VA, for the three months ended September 30, 2024.
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Preliminary revenue for the first quarter of fiscal 2025 is expected to be $8.3 million, a 22.8% decrease compared to the first quarter of fiscal 2024.
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Preliminary gross profit margin for the first quarter of fiscal 2025 is expected to be 16.1%, a decrease from 25.3% in the first quarter of fiscal 2024.
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Preliminary adjusted EBITDA is expected to be ($3.1) million for the first quarter of fiscal 2025 compared to ($1.7) million for the first quarter of fiscal 2024.

Management Discussion

“As a result of the VA process, which is expected to be completed this month, on a go forward basis S&W will be exclusively focused on its core U.S.-based operations led by our high margin Double Team sorghum solutions,” commented S&W Seed Company’s CEO, Mark Herrmann. “The enthusiasm of growers towards Double Team is high. We believe we have a robust commercial plan in place to drive continued adoption of Double Team, while at the same time expanding our focus on new high value solutions through the planned launch of our Prussic Acid Free trait this fiscal year. This is then expected to lead to the introduction of our first

“stacked trait” by combining Double Team and Prussic Acid Free into a single seed option which adds incremental value for farmers. High-value, trait technology solutions will be a key driver to S&W’s long-term success as we are working to become the key technology provider in sorghum.”

“While we maintain a focus on growing our high value trait solutions, we are similarly focused on driving efficiencies across our production and operating operations. Our guidance indicates continued strong improvement in gross margins, coupled with a reduction in operating expenses, which is paving the way for us to approach positive adjusted EBITDA performance. In fact, we are expecting the high end of our range to be at adjusted EBITDA breakeven for the rest of fiscal 2025. This would be a significant potential milestone if we can achieve our expectations,” Herrmann concluded.

Preliminary Financial Results

The preliminary results set forth above are based on management’s initial review of the Company’s results as of and for the quarter ended September 30, 2024 and are subject to revision based upon the Company’s quarter-end closing procedures and the completion and external review of the company’s quarter-end financial statements. Certain details, largely pertaining to the VA process which are expected to impact financial results below the continuing operations line are not provided in today’s announcement. Actual results may differ materially from these preliminary results as a result of the completion of quarter-end closing procedures, final adjustments and other developments arising between now and the time that the Company’s financial results are finalized, and such changes could be material. In addition, these preliminary results are not a comprehensive statement of the Company’s financial results for the quarter ended September 30, 2024, should not be viewed as a substitute for full financial statements prepared in accordance with generally accepted accounting principles, and are not necessarily indicative of the Company’s results for any future period.

Please note that the accounting requirements for reporting the S&W Australia business going forward will be classified as a discontinued operation upon the entry into VA on July 24, 2024. Accordingly, the Company's preliminary consolidated financial information for all periods presented reflect the S&W Australia business as a discontinued operation.

Preliminary total revenue for the first quarter of fiscal 2025 is expected to be $8.3 million compared to total revenue for the first quarter of fiscal 2024 of $10.8 million. The year ago period included approximately $5.6 million pertaining to S&W Australia which is no longer included in the comparative results.

Preliminary gross profit margin for the first quarter of fiscal 2025 is expected to be 16.1% compared to gross profit margin for the first quarter of fiscal 2024 of 25.3%.

Preliminary GAAP operating expenses for the first quarter of fiscal 2025 is expected to be $5.6 million compared to GAAP operating expenses for the first quarter of fiscal 2024 of $5.7 million.

Preliminary adjusted EBITDA for the first quarter of fiscal 2025 is expected to be ($3.1) million compared to adjusted EBITDA for the first quarter of fiscal 2024 of ($1.7) million.

S&W Australia

The VA process involving S&W Australia is expected to conclude this month. S&W is not expected to regain control of S&W Australia following the completion of the VA process and will primarily be focused on its core Americas based operations, led by its high margin Double Team sorghum solutions.

Fiscal 2025 Guidance

S&W expects fiscal 2025 revenue to be within a range of $34.5 million to $38.0 million. This includes approximately $4.1 million of international sales in the just completed first quarter of fiscal 2025. Adjusted EBITDA is expected to be in the range of ($5.0) million to ($3.0) million for fiscal 2025. Adjusted EBITDA for the first quarter of fiscal 2025 was ($3.1) million, indicating that the Company expects adjusted EBITDA for the remaining three quarters of the fiscal year to be in a range of ($1.9) million to $0.1 million.

Conference Call

S&W has scheduled a conference call for Tuesday, November 19, 2024, at 11:00am ET (8:00am PT) to review preliminary results. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of S&W's website at http://www.swseedco.com/investors or https://app.webinar.net/w84a50KDn6v. A teleconference replay of the call will be available for seven days at (877) 344-7529 or (412) 317-0088, replay access code 7451994. A webcast replay will be available in the Investor Relations section of S&W’s website at http://www.swseedco.com/investors or https://app.webinar.net/w84a50KDn6v for 30 days.

About S&W Seed Company

Founded in 1980, S&W is a global multi-crop, middle-market agricultural company headquartered in Longmont, Colorado. S&W’s vision is to be the world’s preferred proprietary seed company which supplies a range of sorghum, forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in proprietary alfalfa and sorghum seeds with significant research and development, production and distribution capabilities. S&W also has a commercial presence in pasture and sunflower seeds, and through a partnership, is focused on sustainable biofuel feedstocks primarily within camelina. For more information, please visit www.swseedco.com.

Safe Harbor Statement

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “ability,” “believe,” “may,” “future,” “plan,” "intends" “should” or “expects.” Forward-looking statements in this release include, but are not limited to: the timing of the resolution of the VA;

our success in growing and expanding our Double Team operations in the Americas and driving the continued adoption of Double Team Grain Sorghum; our expected timelines for the development and launch of our planned products and the anticipated commercial success of such products; the shift in revenue towards our higher margin products and the expected continued increase in profit margins; and the success of our cost-saving, production optimization and operational initiatives to reduce operating expenses and drive our business towards profitability. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including risks and uncertainties related to: market adoption of products designed to support the energy transition and customer demand for our partnership’s products; the effects of unexpected weather and geopolitical and macroeconomic events, such as global inflation, bank failures, supply chain disruptions, uncertain market conditions, the armed conflict in Sudan, the ongoing military conflict between Russia and Ukraine and related sanctions and the conflict in the Middle East, on our business and operations as well as those of our partnership, and the extent to which they disrupt the local and global economies, as well as our business and the businesses of our partnership, our customers, distributors and suppliers; sufficiency of our partnership’s cash and access to capital in order to develop its business; the sufficiency of our cash and access to capital in order to meet our liquidity needs, including our ability to pay our growers as our payment obligations come due and to meet any obligations resulting from the VA; our need to comply with the financial covenants included in our loan agreements, refinance certain of our credit facilities and raise additional capital in the future and our ability to continue as a “going concern”; changes in market conditions, including any unexpected decline in commodity prices, may harm our results of operations and revenue outlook; our proprietary seed trait technology products, including Double Team, may not yield their anticipated benefits, including with respect to their impact on revenues and gross margins; changes in the competitive landscape and the introduction of competitive products may negatively impact our results of operations; demand for our Double Team sorghum solution may not be as strong as expected; our business strategic initiatives may not achieve the expected results; previously experienced logistical challenges in shipping and transportation of our products may become amplified, delaying our ability to recognize revenue and decreasing our gross margins; we may be unable to achieve our goals to drive growth, improve gross margins and reduce operating expenses; the inherent uncertainty and significant judgments and assumptions underlying our financial guidance; and the risks associated with our ability to successfully optimize and commercialize our business. These and other risks are identified in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended June 30, 2024 and in other filings subsequently made by us with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.